UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2013

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2013, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Cheniere Energy, Inc. (the “Company”) approved an Assignment Letter (the “Assignment Letter”) on behalf of Cheniere Energy Shared Services, Inc. (“Cheniere Shared Services”), a wholly owned subsidiary of the Company, for Meg A. Gentle. Ms. Gentle serves as Senior Vice President-Marketing of the Company and President of Cheniere Marketing, LLC, a wholly owned subsidiary of the Company, and will retain such positions and continue to report to the Chairman of the Board, Chief Executive Officer and President of the Company. Pursuant to the Assignment Letter, Ms. Gentle will be assigned to the London office of Cheniere Supply & Marketing, Inc. (“Cheniere Supply & Marketing”), a wholly owned subsidiary of the Company, effective August 19, 2013 and continuing until August 18, 2015, unless the assignment is terminated by Cheniere Supply & Marketing on three months' written notice or extended by mutual agreement. Cheniere Supply & Marketing may also terminate the assignment if any required visa or work permit in the United Kingdom is withdrawn or refused. Ms. Gentle will remain an at-will employee of the Company at all times during the assignment, subject to the existing terms and conditions of her employment.

Ms. Gentle's salary during the assignment will initially be $420,000 per year, which will be reviewed and adjusted by the Compensation Committee at the same time as other executive officers of the Company. Ms. Gentle will continue to be eligible to participate in the Company's discretionary bonus plan and the 2011-2013 Bonus Plan and any other incentive plan arrangements that may be approved by the Compensation Committee. The Company has agreed to a tax equalization arrangement so that Ms. Gentle will receive the same amount of compensation, after taxes, while on the assignment as she would have received had she remained resident in the United States.

Ms. Gentle will also receive allowances for the following: cost of living differential of $60,600 per year, subject to annual review and adjustment; car expenses of £1,000 per month; tuition of minor children; housing; certain tax services; relocation and repatriation expenses equal to one month's salary paid at the start and end of the assignment; moving and travel expenses of Ms. Gentle and her family at the start and end of the assignment; and two return flights per family member in each year of the assignment.

The foregoing summary of the Assignment Letter in this report does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit
Number        Description

10.1*	Meg Gentle's Assignment Letter, dated July 30, 2013.
_______________
*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: July 30, 2013	By:	/s/ H. Davis Thames
	Name:	H. Davis Thames
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number        Description

10.1*	Meg Gentle's Assignment Letter, dated July 30, 2013.
_______________
*Filed herewith